INVESTMENT AGREEMENT

                              among

                  Ambassador Apartments, Inc.,

                  Ambassador Apartments, L.P.,

                               and

              FIVE ARROWS REALTY SECURITIES L.L.C.



                     ______________________

                   Dated as of August 15, 1996
                     ______________________

                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1 DEFINED TERMS
 SECTION 1.1  DEFINED TERMS                                      1
 SECTION 1.2  TERMS DEFINED HEREIN                               6

ARTICLE 2 SALE AND PURCHASE OF PREFERRED SHARES
 SECTION 2.1  SALE OF PREFERRED SHARES                           6
 SECTION 2.2  PAYMENT FOR THE PREFERRED SHARES                   6
 SECTION 2.3  TRANSFER TAXES                                     7

ARTICLE 3 CLOSING
 SECTION 3.1  CLOSINGS                                           7
 SECTION 3.2  CANCELLATION OF THE SECOND CLOSING                 7

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 SECTION 4.1  DUE INCORPORATION AND STATUS OF THE COMPANY        7
 SECTION 4.2  AUTHORITY                                          8
 SECTION 4.3  VALID AGREEMENT OF THE COMPANY                     8
 SECTION 4.4  NO DEFAULT                                         8
 SECTION 4.5  NO REQUIRED CONSENTS                               8
 SECTION 4.6  RESERVATION OF SHARES                              9
 SECTION 4.7  VALIDITY OF PREFERRED SHARES                       9
 SECTION 4.8  DISCLOSURE                                         9
 SECTION 4.9  PARTNERSHIP AGREEMENT                              9
 SECTION 4.10 VALID AGREEMENT OF THE PARTNERSHIP                10
 SECTION 4.11 ISSUANCE OF PREFERRED UNITS                       10
 SECTION 4.12 CAPITALIZATION                                    10
 SECTION 4.13 LITIGATION                                        10
 SECTION 4.14 ERISA                                             11
 SECTION 4.15 ENVIRONMENTAL MATTERS                             11
 SECTION 4.16 INVESTMENT COMPANY                                12
 SECTION 4.17 TAXES                                             12
 SECTION 4.18 INSURANCE                                         12
 SECTION 4.19 AFFILIATED TRANSACTIONS                           12
 SECTION 4.20 LIABILITIES                                       13
 SECTION 4.21 INTEGRATION                                       13
 SECTION 4.22 LIMITED WAIVER OF OWNERSHIP LIMITATIONS           13
 SECTION 4.23 NO EVENT OF DEFAULT                               14
 SECTION 4.24 NO BROKERS                                        14
 SECTION 4.25 FULL DISCLOSURE                                   14

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
 SECTION 5.1  ORGANIZATION                                      14
 SECTION 5.2  ACCREDITED INVESTOR                               14
 SECTION 5.3  MEMBER INFORMATION                                14
 SECTION 5.4  VALID AGREEMENTS OF THE INVESTOR                  14
 SECTION 5.5  NO DEFAULT                                        15
 SECTION 5.6  OPPORTUNITY FOR INQUIRY                           15
 SECTION 5.7  MATERIALS                                         15
 SECTION 5.8  KNOWLEDGE AND EXPERIENCE                          15
 SECTION 5.9  NO BROKERS                                        15
 SECTION 5.10 REGISTRATION                                      15
 SECTION 5.11 TRANSFER RESTRICTIONS                             15
 SECTION 5.12 INVESTMENT COMPANY                                16

ARTICLE 6 COVENANTS AND UNDERTAKINGS
 SECTION 6.1  PERFORMANCE BY PARTNERSHIP                        16
 SECTION 6.2  CLOSINGS                                          16
 SECTION 6.3  FEES AND EXPENSES OF ROTHSCHILD REALTY, INC.      16
 SECTION 6.4  FEES AND EXPENSES OF SCHULTE ROTH & ZABEL         16

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
          INVESTOR TO CLOSE
 SECTION 7.1  REPRESENTATIONS AND COVENANTS                     17
 SECTION 7.2  GOOD STANDING CERTIFICATES                        17
 SECTION 7.3  GOVERNMENTAL PERMITS AND APPROVALS                17
 SECTION 7.4  LEGISLATION                                       17
 SECTION 7.5  LEGAL PROCEEDINGS                                 18
 SECTION 7.6  THIRD PARTY CONSENTS                              18
 SECTION 7.7  STOCK CERTIFICATES                                18
 SECTION 7.8  SATISFACTORY BUSINESS REVIEW                      18
 SECTION 7.9  APPROVAL OF COUNSEL TO THE INVESTOR               18
 SECTION 7.10 APPOINTMENT OF DIRECTOR                           19
 SECTION 7.11 AMENDED PARTNERSHIP AGREEMENT                     19
 SECTION 7.12 PREFERRED UNITS                                   19
 SECTION 7.13 CERTIFICATE OF DESIGNATION                        19
 SECTION 7.14 REGISTRATION RIGHTS AGREEMENT                     19
 SECTION 7.15 SUPPLEMENTAL AGREEMENT                            19
 SECTION 7.16 OPINION OF KIRKLAND & ELLIS                       19
 SECTION 7.17 FEES AND EXPENSES OF ROTHSCHILD REALTY, INC.      19
 SECTION 7.18 FEES AND EXPENSES OF SCHULTE ROTH & ZABEL         19

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
          COMPANY AND THE PARTNERSHIP TO CLOSE
 SECTION 8.1  REPRESENTATIONS AND COVENANTS                     20
 SECTION 8.2  GOVERNMENTAL PERMITS AND APPROVALS                20
 SECTION 8.3  LEGAL PROCEEDINGS                                 20
 SECTION 8.4  THIRD PARTY CONSENTS                              20
 SECTION 8.5  PURCHASE PRICE                                    20
 SECTION 8.6  APPROVAL OF COUNSEL TO THE COMPANY                20
 SECTION 8.7  OPINION                                           21

ARTICLE 9 ASSIGNMENT
 SECTION 9.1  ASSIGNABILITY BY INVESTOR                         21
 SECTION 9.2  ASSIGNABILITY BY THE COMPANY OR THE PARTNERSHIP   21
 SECTION 9.3  BINDING AGREEMENT                                 21

ARTICLE 10  MISCELLANEOUS
 SECTION 10.1 APPLICABLE LAW                                    21
 SECTION 10.2 NOTICES                                           21
 SECTION 10.3 ENTIRE AGREEMENT; AMENDMENT                       22
 SECTION 10.4 REMEDIES FOR BREACHES OF THIS AGREEMENT           22
 SECTION 10.5 CONFIDENTIALITY                                   23
 SECTION 10.6 TERMINATION                                       24
 SECTION 10.7 COUNTERPARTS                                      25

                      INVESTMENT AGREEMENT


          INVESTMENT AGREEMENT dated as of August 15, 1996 among Ambassador Apartments, Inc., a corporation organized under the laws of the State of Maryland (the "Company"); Ambassador
Apartments, L.P., a Delaware limited partnership (the "Partnership"); and Five Arrows Realty Securities L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Investor").

          WHEREAS,  the  Company wishes to  issue  the  Preferred
Shares (as defined herein) to the Investor, and the Investor wishes to purchase, acquire and accept the Preferred Shares from the Company (the "Investment").

          WHEREAS, the Investor, as a condition to the Investment, desires that the Partnership issue a preferred general partnership interest to the Company in an aggregate amount of the net proceeds to the Company of the Investment, and the Company wishes to acquire such preferred general partnership interest in the Partnership.

          NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                    ARTICLE 1 DEFINED TERMS.

          Section  1.1     Defined  Terms.  The  following  terms
shall, unless the context otherwise requires, have the meanings set forth in this Section 1.1.

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and disbursements.

          "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in (a), (c) any Entity which, directly or indirectly though one or more intermediaries, is deemed to be the beneficial owner of 25% or more of the voting equity of the Company for the purposes of Section 13(d) of the Exchange Act,
(d) any officer of the Company or any member of the Board of Directors of the Company, other than a Preferred Director (as such term is defined in the Certificate of Designation) or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, its partners, members or Affiliates shall be considered an Affiliate of the Company or the Partnership or any of their respective Subsidiaries for purposes of this Agreement.

          "Agreement"   means  this  Investment   Agreement,   as
originally   executed  and  as  hereafter  from  time   to   time
supplemented, amended and restated.

          "Agreement and Waiver" means the Agreement and Waiver, dated as of the Initial Closing Date, between the Company and the Investor.

          "Amended  Partnership Agreement" means the  Partnership
Agreement  as  amended  on the Closing Dates  by  the  respective
Amendments.

          "Amendments"  means the amendments to  the  Partnership
Agreement set forth in Exhibit A hereto.

          "Business  Day"  means any Monday, Tuesday,  Wednesday,
Thursday  or  Friday  which  is  not  a  day  in  which   banking
institutions in New York City are authorized or obligated by law or executive order to close.

          "Certificate of Designation" means the Articles Supplementary classifying 1,351,351 shares of preferred stock as Class A Senior Cumulative Convertible Preferred Stock of the Company and 1,351,351 shares of excess stock, par value $.01 per share, as Excess Class A Preferred Stock of the Company, in the form of Exhibit C attached hereto.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto.

          "Common Stock" means the shares of the common stock, par value $.01 per share, of the Company.

          "Entity"   means   any  general  partnership,   limited
partnership,  corporation, joint venture, trust, business  trust,
real   estate   investment  trust,  limited  liability   company,
cooperative or association.

          "Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

          "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, reasonable out-of-pocket expert and consulting fees and reasonable out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any assets, properties or businesses presently or formerly owned by the Company, the Partnership, their Subsidiaries or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company, the Partnership, any of their Subsidiaries or a predecessor in interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company,
(ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of
Section 414(c) of the Code) with the Company, or (iii) member of the same affiliated service group (within the meaning of
Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "Evaluation  Material" means all information  furnished
by   the   Company,   the   Partnership  and   their   respective
Representatives to the Investor and its Representatives, whether or not in writing, in connection with the issuance and sale of the Preferred Shares from the Company to the Investor, provided, however, such term does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Investor or its Representatives, (ii) was available to the Investor or its Representatives on a non-confidential basis prior to its disclosure to the Investor or its Representatives by the Company or its Representatives, (iii) becomes available to the Investor or its Representatives on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known to the Investor or its Representatives to be bound by a confidentiality agreement with the Company or (iv) is independently developed by the Investor or its Representatives without reference to the Evaluation Material.

          "Exchange  Act"  means the Securities Exchange  Act  of
1934, as amended.

          "GAAP"   means   United   States   Generally   Accepted
Accounting Principles, as in effect from time to time.

          "General Partner" means the Company for so long as it is a general partner of the Partnership, and any other person who is admitted as a successor general partner of the Partnership at the time of reference thereto.

          "Hazardous Materials" means include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c)
polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos-containing materials.

          "Immediate  Family" means, with respect to any  Person,
such   Person's  spouse,  parents,  parents-in-law,  descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

          "Material Adverse Effect," when used with reference to events, acts, failures or omissions to act, or conduct of a specified Person, means that such events, acts, failures or omissions to act, or conduct would have a material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of such Person and its consolidated subsidiaries, considered as one enterprise, or (ii) the ability of such Person to perform its obligations under the Operative Instruments.

          "Operative    Instruments"   means   the    Partnership
Agreement, the Amendments, this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Supplemental
Agreement and the Agreement and Waiver.

          "Partnership Agreement" means the Amended and  Restated
Agreement of Limited Partnership of the Partnership, dated as of August 31, 1994, as amended as of September 20, 1994 and June 21,
1996.

          "Permit" means a permit, licenses, consent, order or approval by any federal, state or local governmental agency.

          "Person" means any individual or Entity.

          "Plan"  means  an  employee  benefit  plan  defined  in
Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Shares" means the shares of the Company designated in the Certificate of Designation as Class A Senior
Cumulative Convertible Preferred Stock.

          "Preferred   Units"   means   the   Partnership   Units
designated as Class A Cumulative Convertible Preferred Units under the Amended Partnership Agreement and issued to the Company pursuant to the Amended Partnership Agreement.

          "Registration Rights Agreement" means the  Registration
Rights Agreement, dated as of the Initial Closing Date, between the Company and the Investor, in the form of Exhibit B attached hereto.

          "REIT" means a real estate investment trust described in Code Section 856.

          "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

          "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, representatives (including, but not limited to, financial advisors, attorneys and accountants), agents or potential sources of financing of such person.

          "SEC" means the Securities and Exchange Commission or any successor regulatory authority.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" of any Person or Entity means an Entity in which such Person or Entity has the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation or the trustees of a real estate investment trust, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over such Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust other than a real estate investment trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

          "Supplemental   Agreement"   means   the   Supplemental
Agreement, dated as of the Initial Closing Date, between the Company and the Investor in the form of Exhibit D attached hereto.

          Section 1.2 Terms Defined Herein. In addition to the terms defined in Section 1.1 above, the following terms shall, unless the context otherwise requires, have the meanings set forth in this Agreement in the section set forth next to such term.


Defined Term                          Section

accredited investor                     5.2
Breach                                  4.23
Closing                                 2.1
Closing Date                            3.1
Excess Stock                            4.12
Indemnified Party                       10.5.3
Indemnifying Party                      10.5.3
Initial Closing Date                    3.1
Investment                              2.3
Liabilities                             4.20
1996 10-Qs                              4.8
1995 10-K                               4.2
1996 Proxy Statement                    4.8
Preferred Stock                         4.12
Purchase Price                          2.1
SDAT                                    16
Second Closing Date                     3.1
Third Party Claim                       10.5.3



        ARTICLE 2 SALE AND PURCHASE OF PREFERRED SHARES.

          Section 2.1 Sale of Preferred Shares. At the closings provided for in Section 3.1 hereof (each a "Closing"):
(i) the Company shall issue and sell an aggregate of 1,351,351 Preferred Shares to the Investor, and shall deliver to the Investor a stock certificate or certificates representing all of the Preferred Shares, registered in the Investor's or its nominee's name; and (ii) the Investor shall purchase, acquire and accept such Preferred Shares for $18.50 per share or an aggregate of twenty-five million dollars ($25,000,000.00) (the "Purchase Price").

          Section 2.2    Payment for the Preferred Shares.

          At the Closings and in accordance with the provisions set forth in Section 3.1, the Purchase Price shall be paid by the Investor to the Company in United States dollars by wire transfer of funds immediately available in New York City to such account(s) as the Company shall designate in a written notice delivered to the Investor not less than five (5) Business Days prior to the applicable Closing Date.

          Section  2.3    Transfer Taxes.  The Company shall  pay
all stock transfer taxes, recording fees and other sales, transfer, use, purchase or similar taxes resulting from the Investment.


                       ARTICLE 3 CLOSING.

          Section 3.1 Closings. Each Closing of the sale and purchase of the Preferred Shares shall take place at the offices of Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022 at 10:00 a.m. New York City time. The first Closing shall occur on August 16, 1996, or at such other time and place as the Company and the Investor mutually agree in writing (the "Initial Closing Date"). Such Closing shall not be for less than 675,676 Preferred Shares at a purchase price of $18.50 per share, and shall be for such number of shares as the Company notifies the Investor not less than five (5) days prior to the Closing Date. If the Company exercises its option to sell on the Initial Closing Date less than all of the 1,351,351 Preferred Shares to the Investor pursuant to this Agreement, than a second Closing will take place. Such second Closing shall occur on October 15, 1996, or on such earlier date as the Company notifies the Investor on not less than five (5) days notice (the "Second Closing Date"). At such second Closing, the Company will sell the balance of the Preferred Shares to be sold to the Investor pursuant to this Agreement for $18.50 per share. The Initial Closing Date and the Second Closing Date shall each be referred to herein as a "Closing Date."

          Section  3.2     Cancellation of  the  Second  Closing.
In the event that a Change of Control (as defined in the Certificate of Designation) occurs after the Initial Closing Date, but prior to a second Closing, and the Investor notifies the Company that it will tender into the Change of Control Offer (as defined in the Certificate of Designation) such second Closing shall be canceled and the Company shall immediately pay to the Investor by wire transfer in immediately available funds an amount equal to the product of $0.37 and the number of Preferred Shares which the Company would have been required to sell to the Investor at such second Closing.


    ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Investor as follows:

          Section  4.1     Due Incorporation and  Status  of  the
Company

               Section 4.1.1 Due Incorporation. The Company and each of its Subsidiaries has been formed and is existing and in good standing under the laws of the state of its respective organization and is qualified or licensed, and in good standing, to do business in each other jurisdiction in which its ownership of properties or its conduct of business requires such qualification or licensing, except where the failure to be so qualified or licensed, or in good standing, would not have a Material Adverse Effect on the Company.

               Section 4.1.2 REIT Status. Assuming the correctness of the representations and warranties of the Investor in Article 5, the Company qualifies as a REIT under the Code and has taken no action or omitted to take any action, the effect of which would reasonably be expected to disqualify the Company as a REIT under the Code.

          Section 4.2 Authority. The Company has the power and authority to own, lease and operate its properties, directly or indirectly, and to conduct its business as presently conducted and as contemplated by the Annual Report on Form 10-K as filed by the Company under the Exchange Act for the year ended December 31, 1995 (the "1995 10-K"), except where the failure to have such power or authority would not have a Material Adverse Effect on the Company.

          Section  4.3     Valid Agreement of the  Company.   The
execution, delivery and performance of this Agreement, the Supplemental Agreement, the Registration Rights Agreement and the Agreement and Waiver have each been duly authorized by the Company. This Agreement has been and the Supplemental Agreement, the Registration Rights Agreement and the Agreement and Waiver, upon the Closing, will be executed and delivered by the Company. This Agreement represents and the Supplemental Agreement, the Registration Rights Agreement and the Agreement and Waiver, upon the Closing will represent, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          Section 4.4 No Default. Assuming the correctness of the representations and warranties of the Investor in Article 5, except as set forth on Schedule 4.4, the execution and delivery of the Operative Instruments by such of the Company and the Partnership as are parties thereto and the performance by such parties of their respective obligations thereunder do not (or if not yet executed, upon the execution and delivery thereof will not) (a) violate the Articles of Incorporation or By-Laws of the Company; (b) violate the terms of the Partnership Agreement; (c) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or other agreement to which the Company, the Partnership or any of their respective Subsidiaries is a party, or by which any of them is bound, or to which any property of the Company, the Partnership or any of their respective Subsidiaries is subject; or (d) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Company, the Partnership or any of their respective Subsidiaries or the properties of any of them except with respect to clause (c) and (d) above where such conflict, breach, default or violation would not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.5 No Required Consents. Assuming the correctness of the representations and warranties of the Investor in Article 5, except as set forth on Schedule 4.5, the execution and delivery of the Operative Instruments by such of the Company and the Partnership as are parties thereto and the performance by such parties of their respective obligations thereunder do not require any filing or registration with, or the receipt of any consent by, any governmental or regulatory authority by such parties or any of their respective Subsidiaries other than any which have already been obtained or waived.

          Section 4.6 Reservation of Shares . The Company has duly reserved solely for purposes of issuance upon conversion of the Preferred Shares the shares of Common Stock into which the Preferred Shares may be converted from time to time.

          Section  4.7     Validity  of  Preferred  Shares.   The
Company has duly authorized the issuance and delivery of 1,351,351 shares of Preferred Stock pursuant to this Agreement and, upon delivery thereof and receipt by the Company of the Purchase Price therefor, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable. The Preferred Shares have the dividend, conversion, voting and other terms set forth in the Certificate of Designation and, to the extent not inconsistent therewith, as set forth in the Charter and By-Laws of the Company and the Maryland General Corporation Law.

          Section 4.8 Disclosure. The Company has heretofore delivered to the Investor the Proxy Statement relating to its 1996 Annual Meeting of Shareholders (the "1996 Proxy Statement"), the 1995 10-K, and the Quarterly Reports on Form 10-Q as filed by the Company under the Exchange Act for the quarters ended March 31, 1996 and June 30, 1996 (the "1996 10-Qs").

               Section 4.8.1 No Misstatement or Omission. At the time of filing, the 1996 Proxy Statement, the 1995 10-K and the 1996 10-Qs complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The 1996 Proxy Statement, the 1995 10-K and the 1996 10-Qs do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

               Section 4.8.2 Financial Statements. The financial statements, including the notes thereto, and supporting schedules included in the 1995 10-K and the 1996 10-Qs have been prepared in conformity with GAAP applied on a consistent basis (except as otherwise noted therein) and present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods shown.

               Section 4.8.3 Subsequent Events. Since the respective dates as of which information is given in the 1995 10-K and the 1996 10-Qs, except as otherwise stated therein or in the press releases listed on Schedule 4.8.3 hereto and other than changes in general economic conditions or industry conditions, there has not been any change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which would have a Material Adverse Effect on the Company.

          Section 4.9 Partnership Agreement. The Partnership Agreement is, and upon execution and delivery on each Closing Date, the Amended Partnership Agreement will be, a valid agreement enforceable in accordance with its terms. The Partnership Agreement has not been amended, modified or waived in any manner except as expressly set forth therein. The
Partnership has been managed, operated and governed in all material respects in accordance with the Partnership Agreement.

          Section 4.10 Valid Agreement of the Partnership. The execution, deliver and performance of this Agreement and the Amendments have been duly authorized by the Company as general partner of the Partnership. This Agreement has been and the Amendments, upon the applicable Closing, will be executed and delivered by the Company as general partner of the Partnership. This Agreement represents, and the Amendments upon the applicable Closing will represent, the valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms.

          Section 4.11 Issuance of Preferred Units. All action required to be taken by the Partnership and the Company, as General Partner, for the issuance of the Preferred Units to the Company has been taken.

          Section 4.12 Capitalization. The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock; (ii) 20,000,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"); and (iii) 120,000,000 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"). (i)
8,958,525, 0, and 0 shares of the Common Stock, the Preferred Stock and the Excess Stock, respectively, were validly issued and outstanding, fully paid and nonassessable; and (ii) 4,385,567, 0, and 0 shares of the Common Stock, the Preferred Stock and the
Excess Stock, respectively, were reserved for issuance as set forth on Schedule 4.12 hereto. Except as contemplated by clauses
(i) through (ii) of this Section 4.12 or as set forth on Schedule
4.12 hereto, there are no other shares of capital stock of the Company outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of shares of any capital stock of the Company, and there are no contracts or other agreements by which the Company is or may become bound to issue additional shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares.

          Section  4.13    Litigation.  Except as  set  forth  on
Schedule 4.13 or in the 1995 10-K or the 1996 10-Qs, the Company has not received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Company, the Partnership or any of their respective Subsidiaries. Neither the Company, the Partnership nor any of their respective Subsidiaries is a party to, or to the knowledge of the Company, threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, if decided adversely to their respective interests could have an adverse effect upon the transactions contemplated hereby or that would have a Material Adverse Effect on their respective business.

          Section 4.14 ERISA. (i) Each of the Company's Plans is set forth on Schedule 4.14, (ii) each such Plan complies in all material respects with the applicable provisions of ERISA, the Code and the terms of such Plan, and (iii) no annual report (Form 5500 Series) has been filed or required to be filed with respect to any such Plan. Except as required by Section 4980B of the Code, the Company does not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides post-employment welfare benefits after a participant's termination of employment. Neither the Company nor any of its ERISA Affiliates have incurred any liability under the Worker Adjustment and Retraining Notification Act.

          Section  4.15   Environmental Matters.  Except  as  set
forth in Schedule 4.15 hereto, in the Environmental Reports (as defined below), or in the 1995 10-K or the 1996 10-Qs:

          (a) The operations of the Company, the Partnership, or any of their Subsidiaries are in compliance with Environmental Laws except for any such noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company;

          (b) There has been no Release at any of the (i) any assets, properties or businesses currently owned or operated by the Company, the Partnership, any of their Subsidiaries or, to the best of the Company's knowledge upon reasonable investigation, any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company, the Partnership, any of their Subsidiaries or, to the best of the Company's knowledge upon reasonable investigation, any predecessor in interest that would result in any Environmental Liabilities except for any such Environmental Liabilities that would not reasonably be expected to have a Material Adverse Effect on the Company;

          (c) No Environmental Claims have been asserted against the Company, the Partnership, any of their Subsidiaries or, to the best of the Company's knowledge upon reasonable investigation, any predecessor in interest nor does the Company, the Partnership or any of their Subsidiaries have knowledge or notice of any threatened or pending Environmental Claims, except in any case where any such Environmental Claim would not reasonably be expected to have a Material Adverse Effect on the Company;

          (d) No Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Company, the Partnership, any of their Subsidiaries or to the best of the Company's knowledge upon reasonable investigation, any predecessor in interest;

          (e) The Company and the Partnership have conducted Phase 1 Environmental Site Assessments on all of the assets, properties and businesses owned or operated since January 1, 1991 and have delivered to Investor true and complete copies of all material environmental reports, studies or investigations ("Environment Reports") in their possession regarding any Environmental Liabilities at the assets, properties or businesses of the Company, the Partnership or any of their Subsidiaries; and

          (f) None of the assets, properties or businesses owned or operated by the Company, the Partnership or any Subsidiaries are located in "wetlands" regulated under Environmental Laws and no dredged or fill materials have been placed, discharged or deposited in any wetlands located at any asset, property or business owned or operated by the Company, the Partnership or any Subsidiaries except in either case where such was in compliance with Environmental Laws or would not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.16 Investment Company. The Company is not, and upon the issuance and sale of the Preferred Shares as herein contemplated will not be, an "investment company" or, assuming the correctness of the representations and warranties of the Investor in Article 5, an Entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 4.17 Taxes. The Company and the Partnership, have each filed all federal, state, local or foreign tax returns that are required to be filed or has duly requested extensions thereof and has paid all taxes required to be paid by it and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to make any such filing or payment would not be reasonably expected to have a Material Adverse Effect on the Company; and adequate charges, accruals and reserves have been provided for in the financial statements of the Company and the Partnership, respectively, in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company and the Partnership, respectively, has not been finally determined or remains open to examination by applicable taxing authorities. Neither the Company nor the Partnership has received written notice that either of them or their respective Subsidiaries is currently under review by any federal or state taxing authority.

          Section 4.18 Insurance. The Company and the Partnership each carry or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances and all such insurance is in full force and effect.

          Section 4.19 Affiliated Transactions. Except as set forth on Schedule 4.19 or as disclosed in the 1995 10-K, the 1996 10-Qs or the 1996 Proxy Statement describe all transactions with, or payments to, any Affiliate in excess of $60,000 in the aggregate since August 24, 1994 (other than reimbursement of expenses and compensation payable to employees or officers or directors' fees payable to the Company's directors). Neither the Company nor the Partnership, nor any officer or director of the Company or the Partnership, nor any of their respective Subsidiaries, or any Affiliate of any of the foregoing, or any member of the Immediate Family of any of the foregoing: (i) owns, directly or indirectly, any interest in (excepting not more than five (5) percent stock holdings held solely for investment purposes in securities of any Person which are listed on any national securities exchange or regularly traded in the over-the-counter market) or is an owner, sole proprietor, shareholder, partner, director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee, customer or supplier of the Company, the Partnership or any of their respective Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any property, patent, trademark, service mark, trade name, copyright, franchise, invention, permit, license or secret or confidential information which the Company, the Partnership or any of their respective Subsidiaries is using or the use of which is necessary for the business of the Company, the Partnership or their respective Subsidiaries; or (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company, the Partnership or any of their respective Subsidiaries, in each case (i) through
(iii) except for those in the ordinary course of business and not involving in excess of $60,000 annually.

          Section  4.20    Liabilities.  Except as set  forth  on
Schedule 4.20, to the actual knowledge of the executive officer's of the Company, the Company, the Partnership and their respective Subsidiaries do not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), that were not fully and adequately reflected or reserved for on the 1995 10-K or the March 1995 10-Q.

          Section 4.21 Integration. Neither the Company nor the Partnership, nor any Person or Entity acting on behalf of the Company or the Partnership, has offered, transferred, pledged, sold or otherwise disposed of any Preferred Shares, any interest in the Preferred Shares or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Preferred Share, any interest in any Preferred Share or any such other similar security from, or otherwise approached or negotiated with respect to any Preferred Share, or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case that would constitute a distribution of the Preferred Shares under the Securities Act and would disqualify the issuance and sale of the Preferred Shares without a registration statement by the Company to the Investor pursuant to Section 4(2) of the Securities Act. Assuming the correctness of the representations and warranties of the Investor in Article 5, the Investment is exempt from registration under applicable federal and state securities laws.

          Section 4.22 Limited Waiver of Ownership Limitations. Subject to the terms and conditions set forth in the Agreement and Waiver, the Board of Directors of the Company, acting pursuant to Section 4.5.11 of the Articles of Incorporation of the Company, has properly voted to exempt the Investor, and has agreed to exempt any successor in interest to the Investor, any holder of the Preferred Shares and any holder of shares of Common Stock issuable upon conversion of Preferred Shares from the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit imposed by the Articles of Incorporation of the Company; provided, however, that such waiver shall not be effective, unless the terms and conditions of the Agreement and Waiver have been satisfied, or to exempt any Person from such ownership limits imposed by the Articles of Incorporation of the Company if the ownership of such interest by such Person would cause the Company to fail to qualify as a REIT.

          Section  4.23    No  Event of Default.   No  event  has
occurred and is continuing and no condition exists which constitutes, to the Company's knowledge, a breach, an event of default, or otherwise gives any other party the rights to accelerate or require payment of any obligation, or with the passage of time would constitute such an event (a "Breach"), under any agreement or instrument to which the Company or any of its Subsidiaries is a party, unless such Breach would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice that an event has occurred and is continuing or that a condition exists which constitutes, to the Company's knowledge, a Breach under any agreement or instrument to which the Company or any of its Subsidiaries is a party, unless such Breach would not have a Material Adverse Effect on the Company.

          Section  4.24   No Brokers.    In connection  with  the
Investment, the Company has not retained or become obligated to any broker or finder other than Rothschild Realty, Inc.

          Section 4.25 Full Disclosure. All documents set forth on Schedule 4.25 and the 1996 10-Qs have been delivered to the Investor by or on behalf of the Company or the Partnership in connection with this Agreement and the transactions contemplated hereby, and all such documents are in all material respects true, complete, accurate and authentic and, when taken together with the Company's representations and warranties set forth in this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


    ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

          In order to induce the Company and the Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor hereby represents and warrants to, and covenants with, the Company and the Partnership as follows:

          Section  5.1     Organization.  The Investor  has  been
duly organized and is validly existing and in good standing under the laws of the State of Delaware.

          Section 5.2    Accredited Investor.  The Investor is an
"accredited investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          Section  5.3    Member Information. The representations
and warranties of the Investor in the Agreement and Waiver are true and correct in all material respects.

          Section 5.4 Valid Agreements of the Investor. The Investor has all right, power and authority to enter into this Agreement, the Supplemental Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Operative Instruments to which the Investor is a party has each been duly authorized, executed and delivered by the Investor, and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

          Section 5.5 No Default. The execution and delivery of this Agreement, the Registration Rights Agreement and the Supplemental Agreement by the Investor and the performance by the Investor of its obligations thereunder do not (or if not yet executed, upon the execution and delivery thereof will not) (a) violate the organizational documents of the Investor; (b) violate or constitute a breach of or default under any mortgage, indenture, loan agreement, promissory note or other agreement to which the Investor is a party, or by which the Investor is bound, or to which any property of the Investor is subject; or (c) conflict with or violate any law or any regulation, rule, order or decree of any governmental body, court or administrative agency having jurisdiction over the Investor or its properties except with respect to clauses (b) and (c) where such conflict, breach, default or violation would not reasonably be expected to have a Material Adverse Effect on the Investor.

          Section 5.6 Opportunity for Inquiry. The Investor has had a reasonable opportunity to ask questions of and receive answers from representatives of the Company and the Partnership regarding the business, management and financial affairs of the Company and the Partnership; it being understood that no inquiry or investigation shall affect the Investor's ability to rely on any representation or warranty of the Company or the Partnership or the conditions to the obligations of the Investor under this Agreement.

          Section 5.7 Materials. The Investor acknowledges that all documents, agreements, instruments, records, and books that it has requested pertaining to the Company and the
Partnership and their respective businesses and financial affairs, have been made available to the Investor and the Investor's attorneys, accountants and advisors for inspection and the Investor has received each of the Environmental Reports listed on Schedule 5.7.

          Section  5.8    Knowledge and Experience.  The Investor
has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks involved in connection with the Investment.

          Section  5.9    No Brokers.    In connection  with  the
Investment, the Investor has not retained or become obligated to any broker or finder.

          Section 5.10 Registration. The Preferred Shares to be acquired by Investor pursuant to this Agreement and the Common Stock to be received upon conversion of the Preferred Shares are being acquired by Investor for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws.

          Section    5.11      Transfer    Restrictions.      The
certificates  representing the Preferred Shares  and  the  Common
Stock received upon conversion of the Preferred Shares shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM.

The Investor may not sell, transfer or dispose of any of the Preferred Shares or the Common Stock received upon conversion of the Preferred Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer and the written agreement of the transferee to be bound by the provisions of this Section 5.11.

          Section 5.12 Investment Company. The Investor is not, and upon the purchase of the Preferred Shares as herein contemplated, will not be, an "investment company" or an Entity "controlled" by and "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.


              ARTICLE 6 COVENANTS AND UNDERTAKINGS.

          Section 6.1 Performance by Partnership. The Company, as General Partner shall cause the Partnership timely and diligently to observe in all material respects all of its covenants and responsibilities under the Amended Partnership Agreement.

          Section 6.2 Closings. The Company and the Partnership shall each use their best efforts to comply with all conditions precedent to the Closings, including, without limiting the foregoing, the Company shall cause the Certificate of Designation to have been adopted, filed with the State Department of Assessment and Taxation of Maryland (the "SDAT") and become effective and the Company shall cause the Amendments to be adopted at the applicable Closing.

          Section 6.3 Fees and Expenses of Rothschild Realty Inc. The Company agrees to pay to Rothschild Realty Inc. at the first Closing a placement fee in the amount of $500,000 and to reimburse Rothschild Realty Inc. at each Closing for its reasonable out-of-pocket expenses documented to the reasonable satisfaction of the Company. All such amounts paid pursuant to this Section 6.3 shall be paid by wire transfer of funds immediately available in New York City to such account(s) as Rothschild Realty Inc. shall designate in a written notice delivered to the Company not less than two Business Days prior to the Initial Closing Date; provided, however, that the Investor, on behalf of the Company, may directly pay out of the Purchase Price payable hereunder such fees and expenses to Rothschild Realty Inc.

          Section 6.4 Fees and Expenses of Schulte Roth & Zabel. The Company agrees to pay to Schulte Roth & Zabel, counsel to the Investor, at each Closing reasonable fees and expenses in connection with services rendered and expenses incurred in connection with the issuance and sale of Preferred Shares to the Investor (Schulte Roth & Zabel to provide to the Company reasonable detail as to fees and expenses incurred). All such amounts paid pursuant to this Section 6.4 shall be paid by wire transfer of funds immediately available in New York City to such account(s) as Schulte Roth & Zabel shall designate in a written notice delivered to the Company not less than two Business Days prior to each Closing Date; provided, however, that the Investor, on behalf of the Company, may directly pay out of the Purchase Price hereunder such fees and expenses to Schulte Roth & Zabel.


        ARTICLE 7  CONDITIONS PRECEDENT TO THE OBLIGATION
                         OF THE INVESTOR TO CLOSE.

     The obligation of the Investor to complete each Closing is subject, at its option, to the fulfillment on or prior to the related Closing Date (unless otherwise provided) the following conditions, any one (1) or more of which may be waived by it in its sole discretion:

          Section 7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true, complete and accurate in all material respects on and as of the related Closing Date with the same force and effect as though made on and as of the related Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct in all material respects as of such date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company and the Partnership on or prior to the related Closing Date. The Company shall have delivered to the Investor a certificate, dated the related
Closing Date and signed by the President and Chief Financial Officer of the Company, to the foregoing effect and stating that all conditions to the Investor's obligations hereunder have been satisfied.

          Section 7.2 Good Standing Certificates. The Company shall have delivered to the Investor: (i) copies of its Amended and Restated Articles of Incorporation, including all amendments thereto, certified by the SDAT or other appropriate official of its jurisdiction of incorporation; (ii) copies of the Partnership Agreement, including all amendments thereto, of the Partnership;
(iii) certificates from the Secretary of State or other appropriate official of the respective jurisdiction of incorporation or formation to the effect that the Company and the Partnership, respectively, is in good standing and subsisting in such jurisdiction and listing all charter documents of the Company and the Partnership on file in such state; (iv) a certificate from the Secretary of State or other appropriate official in each State in which the Company and the Partnership is qualified to do business to the effect that the Company and the Partnership is in good standing in such State; and (v) a certificate as to the Tax status of the Company and the Partnership from the appropriate official in its respective jurisdiction of incorporation or formation and each State in which the Company and the Partnership is qualified to do business, in each case, dated as of a date within reasonable proximity to the related Closing Date.

          Section 7.3    Governmental Permits and Approvals.  Any
and   all   Permits  necessary  for  the  consummation   of   the
transactions contemplated hereby shall have been obtained and a copy thereof shall have been delivered to the Investor.

          Section 7.4 Legislation. No legislation shall have been proposed or enacted, and no statute, law, ordinance, code, rule or regulation shall have been adopted, revised or interpreted, by any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority, which would require, upon or as a condition to the acquisition of the Preferred Shares by the Investor, the divestiture or cessation of the conduct of any business presently conducted by the Company or the Partnership, on the one hand, or by the Investor, on the other hand, or which, in the good faith judgment of the Investor, may, individually or in the aggregate, have a material adverse effect on it or on the Company or the Partnership in the event that the transactions contemplated hereby are consummated.

          Section 7.5 Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or threatened by or before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the issuance or sale of the Preferred Shares to the Investor hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions.

          Section 7.6 Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Company and the Partnership which may be required in connection with the performance by the Company and the Partnership of their obligations under this Agreement or to assure such contracts and other agreements continue in full force and effect after the consummation of the transactions contemplated hereby (without any Breach by the Company or any of its Subsidiaries) shall have been obtained.

          Section 7.7 Stock Certificates. The Company shall have tendered to the Investor the stock certificate or certificates representing the Preferred Shares to be purchased on such Closing Date in accordance with Section 3.1 hereof, registered in the Investor's or it's nominee's name.

          Section 7.8 Satisfactory Business Review. With respect to the first Closing only, the Investor shall have satisfied itself, after the Investor and its representatives have completed the review of the assets, properties and businesses of the Company and the Partnership contemplated hereby, that none of the information revealed thereby or in the financials has resulted in, or in the opinion of the Investor may result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole.

          Section 7.9 Approval of Counsel to the Investor. The Company and the Partnership shall furnish to counsel for the Investor such certificates and documents as may reasonably be requested by counsel to the Investor to enable such counsel to pass on or evaluate the satisfaction of the conditions set forth in this Article 7. All actions and proceedings hereunder and all documents and other papers required to be delivered by the Company and the Partnership hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall be subject to the reasonable approval of Schulte Roth & Zabel, counsel to the Investor, as to their form and substance.

          Section 7.10 Appointment of Director. Prior to or concurrent with the initial Closing, the nominee designated by the Investor as a director of the Company shall have been elected and qualified to become a member of the Board of Directors of the Company, and prior to and concurrent with any second Closing, the nominee designated by the Investor as a director of the Company shall be continuing to serve as a member of the Board of Directors of the Company.

          Section 7.11 Amended Partnership Agreement. The Amendment with respect to such Closing Date shall be effective and shall reflect the capital contribution by the Company to the Partnership of the purchase price paid for the Preferred Shares on such Closing Date net of expenses incurred in connection with the Investment.

          Section 7.12 Preferred Units. The Company shall have, subject to the receipt of the purchase price reflecting the number of Preferred Shares being sold on such Closing Date under this Agreement, contributed the amount of such purchase price net of expenses incurred in connection with the Investment to the Partnership, and in exchange, the Company shall have received Preferred Units in the Partnership in an amount equal to such number of Preferred Shares sold on such Closing Date.

          Section   7.13     Certificate  of  Designation.    The
Certificate of Designation shall be effective.

          Section  7.14    Registration  Rights  Agreement.   The
Company shall have executed and delivered to the Investor the Registration Rights Agreement.

          Section  7.15    Supplemental Agreement.   The  Company
shall   have   executed  and  delivered  to  the   Investor   the
Supplemental Agreement.

          Section  7.16    Opinion.   The  Investor  shall   have
received opinion letters from Kirkland & Ellis and Ballard  Spahr
Andrews & Ingersoll substantially in the form of Exhibit E and Exhibit F hereto, respectively.

          Section  7.17   Fees and Expenses of Rothschild  Realty
Inc.   Rothschild Realty Inc. shall have received  the  fees  and expenses  to  be paid by the Company as described  under  Section
6.3.

          Section  7.18    Fees and Expenses of  Schulte  Roth  &
Zabel.   Schulte Roth & Zabel shall have received  the  fees  and
disbursements  to  be  paid  by the Company  as  described  under
Section 6.4.


       ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATION OF
                THE COMPANY AND THE PARTNERSHIP TO CLOSE.

     The obligation of each of the Company and the Partnership to complete each Closing is subject, at its option, to the fulfillment on or prior to the related Closing Date of the following conditions, any one (1) or more of which may be waived it in its sole discretion:

          Section 8.1 Representations and Covenants. The representations and warranties of the Investor contained in this Agreement shall be true, complete and accurate in all material respects on and as of the related Closing Date with the same force and effect as though made on and as of the related Closing Date, except for changes contemplated or permitted by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate in all material respects as of such date. The Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the related Closing Date. The Investor shall have delivered to the Company a certificate, dated the related Closing Date and signed by an officer of the Investor to the foregoing effect and stating that all conditions to the Company's obligations hereunder have been satisfied.

          Section 8.2    Governmental Permits and Approvals.  Any
and   all   Permits  necessary  for  the  consummation   of   the
transactions contemplated hereby shall have been obtained.

          Section 8.3 Legal Proceedings. No suit, action, claim, proceeding or investigation shall have been instituted or threatened before any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority seeking to restrain, prohibit or invalidate the sale of the Preferred Shares to the Investor hereunder or the consummation of the transactions contemplated hereby or to seek damages in connection with such transactions.

          Section 8.4 Third Party Consents. All consents, waivers, licenses, variances, exemptions, franchises, permits, approvals and authorizations from parties to any contracts and other agreements (including any amendments and modifications thereto) with the Investor which may be required in connection with the performance by the Investor of its obligations under this Agreement shall have been obtained.

          Section 8.5 Purchase Price. The Investor shall have tendered payment for the Preferred Shares in the amount and in the manner specified in Section 3.1 hereof.

          Section 8.6 Approval of Counsel to the Company. The Investor shall furnish to counsel for the Company such certificates and documents as may reasonably be requested by counsel to the Company to enable such counsel to pass on or evaluate the satisfaction of the conditions set forth in this
Article 8. All actions and proceedings hereunder and all documents or other papers required to be delivered by the Investor hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall be subject to the reasonable approval of Kirkland & Ellis, counsel to the Company, as to their form and substance.

          Section   8.7     Opinion.   The  Company  shall   have
received   an   opinion  letter  from  Schulte   Roth   &   Zabel
substantially in the form of Exhibit G hereto.


                      ARTICLE 9 ASSIGNMENT.

          Section 9.1 Assignability by Investor. The Investor may, without the consent or approval of the Company, assign its rights and obligations under this Agreement to a Person to whom the Investor assigns its interest in the Preferred Shares, pro rata based upon the percentage of Preferred Shares transferred, provided that such assignee agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, the Investor may not, prior to the Second Closing Date, assign or delegate any of its rights or obligations under this Agreement other than an assignment and/or a delegation to an Affiliate of the Investor, by operation of law or otherwise (including by a change of ownership or control of the Investor), without the prior written consent of the Company, in the sole and absolute discretion of the Company.

          Section 9.2 Assignability by the Company or the Partnership. Without the prior written consent of the Investor, in the sole and absolute discretion of the Investor, neither the Company nor the Partnership may assign or delegate its rights or obligations hereunder.

          Section  9.3     Binding  Agreement.   Subject  to  the
provisions of Sections 9.1 and 9.2, this Agreement shall be binding upon the heirs, successors and assigns of the parties.


                   ARTICLE 10  MISCELLANEOUS.

          Section 10.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied between residents of that State entering into contracts to be performed wholly within that State.

          Section 10.2 Notices. All notices hereunder shall be in writing and shall be given: (a) if to the Company or the
Partnership, at 77 West Wacker Drive, 40th Floor, Chicago, Illinois, Attention: President, or such other address or addresses of which the Investor shall have been given notice, with copies to Kirkland & Ellis, 200 East Randolph Drive, 54th Floor, Chicago, Illinois 60601, Attention: Robert Osborne, P.C., or such other address of which the Investor shall have been given notice; and (b) if to the Investor, at Rothschild Realty Inc.,
1251  Avenue  of  the Americas, New York, New York  10020,  Attn:
Matthew Kaplan, or such other address of which the Company shall have been given notice, with copies to Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Andre Weiss, Esq., or such other address of which the Company shall have been given notice. Any notice shall be deemed to have been given if personally delivered or sent by United States mail or by commercial courier or delivery service or by telegram or telex and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, three business days after deposit in the mail, postage prepaid,
(ii) if sent by United States Express Mail or by commercial courier or delivery service, one Business Day after delivery to a United States Post Office or delivery service, postage prepaid,
(iii) if sent by telegram, telex or facsimile transmission, when receipt is acknowledged by answerback, and (iv) if delivered by hand, on the date of receipt.

          Section 10.3 Entire Agreement; Amendments. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto, and this Agreement shall not be amended except by an instrument in writing executed by the Company and the Investor.

          Section 10.4   Remedies for Breaches of This Agreement.

               Section  10.4.1  Survival of  Representations  and
Warranties. All of the representations and warranties of the Company contained in Article 4 above (other than Section 4.2 through 4.7) shall survive the Closing hereunder and continue in full force and effect for a period of two years thereafter. All of the other representations and warranties of the parties contained in this Agreement (including the representations and warranties of the Investor contained in Article 5 and the representations and warranties of the Company contained in
Section 4.2 through 4.7) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

               Section 10.4.2 Indemnification Provisions for Benefit of the Investor. In the event the Company breaches any of its representations, warranties, and covenants contained herein (other than the covenants in Sections 2.1 and 3.1), and, if there is an applicable survival period pursuant to Section 10.4(a), provided that the Investor makes a written claim for indemnification against the Company pursuant to Section 10.2 within such survival period, then the Company and the Partnership agree to indemnify the Investor from and against the entirety of any Adverse Consequences the Investor may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Investor, its members or Rothschild Realty Inc. may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach.

               Section 10.4.3 Matters Involving Third Parties.

               (i) If any third party shall notify any party entitled to be indemnified hereunder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Company or the Partnership (the "Indemnifying Party") under this Section 10.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii)Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

               (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 10.4.3(ii) above, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party.

               (iv)So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 10.4.3(ii) above, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

               (v) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 10.4.3(ii) above, (A) the
     Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.4.

          Section 10.5 Confidentiality. The Investor agrees not to use, and that the Investor's Representatives will not use, any Evaluation Material for any purpose other than in connection with evaluating the Investment. The Investor agrees that it and its Representatives will keep the Evaluation Material confidential; provided, however, that (i) any of such information may be disclosed by the Investor to such of Representatives of the Investor who need to know such information for the purpose of evaluating the Investment (it being understood that such Representatives shall be informed by the Investor of the confidential nature of such information and the Investor agrees to be responsible for any such breach of this Section 10.5 by such Representatives), and (ii) any disclosure of such information may be made if the Company shall consent thereto. Except as required by law, without the prior written consent of the other party or until such time as a mutually agreeable public announcement is made, no party hereto will disclose to any Person other than Representatives either the fact that discussion or negotiations are taking place concerning the Investment or any of the terms, conditions or other facts with respect to the Investment, including status or that the Evaluation Material has been made available to the Investor and its Representatives.

          In the event that the Investor or any of its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material, the Investor will, to the extent permitted by law, promptly notify the Company of such request or requirement so that the Company may seek an appropriate protective order or exception. The Investor shall use reasonable efforts at the Company's request and expense to assist the Company in obtaining such an order or exception. In the event that such protection is not obtained, the Investor agrees that it or its Representatives may furnish only that portion of the Evaluation Material that it is advised by counsel is legally required to be disclosed.

          Section  10.6    Termination.   This Agreement  may  be
terminated at any time prior to the second Closing:

          (a) by the mutual written consent of the Investor and the Company; or

          (b) by the Company or the Investor if the first Closing has not occurred on or prior to August 30, 1996, or if the second Closing, if one is to occur, has not occurred on or prior to November 29, 1996; providing that the party attempting to terminate this Agreement is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. In the event of termination by the Company or the Investor pursuant to this Section 10.6, written notice thereof shall forthwith be delivered to the other party.

          Section  10.7    Counterparts.  This Agreement  may  be
executed in more than one counterpart, each of which may be executed by fewer than all the parties, with the same effect as if the parties executed one counterpart as of the day and year first above written.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                         AMBASSADOR APARTMENTS, INC.


                         By: /s/ David M. Glickman
                             Name:  David M. Glickman
                             Title:    Chairman of the Board


                         AMBASSADOR APARTMENTS, L.P.

                         By:  AMBASSADOR APARTMENTS, INC.,
                              General Partner

                              By: /s/ David M. Glickman
                                  Name:  David M. Glickman
                                  Title: Chairman of the Board


                         FIVE ARROWS REALTY SECURITIES L.L.C.
                         By: /s/ Matthew W. Kaplan
                             Name:  Matthew W. Kaplan
                             Title: Manager